Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2018 RESULTS

Dublin, Ohio (November 6, 2018) – The Wendy’s Company (NASDAQ: WEN) today reported unaudited results for the third quarter ended September 30, 2018.

“We are proud of the progress we continue to make, ensuring more customers enjoy Wendy’s® more often by expanding our number of restaurants, reimaging existing restaurants, and executing a well-balanced marketing approach that strengthens our brand,” President and Chief Executive Officer Todd Penegor said. “Our third quarter results demonstrate Wendy’s ability to maintain strong performance on the bottom line despite a challenging sales environment, and are a clear testament to our resilient business model. Our relentless focus on executing every element of The Wendy’s Way by providing food our customers love, friendly service, value, and an inviting atmosphere will position us to win and drive profitable growth in the future.”

Third Quarter 2018 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Third Quarter		Year-to-Date
	2018	2017	2018	2017
Global Systemwide Sales Growth(1)	(Unaudited)		(Unaudited)

North America	1.2%	3.0%	2.2%	3.2%
International(3)	13.2%	13.4%	13.2%	15.0%
Global Systemwide Sales Growth	1.7%	3.4%	2.7%	3.7%

North America Same-Restaurant Sales Growth(1)	(0.2)%	2.0%	1.1%	2.3%

Global Restaurant Openings
North America - Total / Net	23 / 7	29 /12	64 / 11	57 / 7
International - Total / Net	14 / 6	13 / 10	42 / 24	53 / 42
Global - Total / Net	37 / 13	42 / 22	106 / 35	110 / 49

Global Systemwide Sales (In US$ Millions)(2)
North America	$2,523	$2,506	$7,530	$7,365
International(3)	$127	$119	$386	$352
Global	$2,650	$2,625	$7,916	$7,717

(1) Same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Systemwide sales include sales at both Company-operated and franchise restaurants. Sales by franchise restaurants are not recorded as Company revenues. However, the Company’s royalty revenues are computed as percentages of sales made by franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.

(3) Excludes Venezuela and Argentina (Beginning July 1, 2018).

Financial Highlights	Third Quarter			Year-to-Date
	2018	2017(1)	B / (W)	2018	2017(1)	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)

Total Revenues	$400.6	$391.3	2.4%	$1,192.1	$1,147.7	3.9%
Adjusted Revenues(2)	$319.0	$308.7	3.3%	$947.1	$903.7	4.8%
Company Operated Restaurant Margin	15.7%	15.9%	(0.2)%	15.8%	16.9%	(1.1)%
General and Administrative Expense	$46.5	$51.7	10.1%	$146.1	$153.1	4.6%
Operating Profit	$77.3	$62.3	24.1%	$204.1	$137.7	48.2%
Net Income	$391.2	$13.7	2,755.5%	$441.3	$28.3	1,459.4%
Adjusted EBITDA	$107.2	$97.6	9.8%	$307.6	$291.7	5.5%
Adjusted EBITDA Margin(3)	33.6%	31.6%	2.0%	32.5%	32.3%	0.2%
Reported Diluted Earnings Per Share	$1.60	$0.05	3,100.0%	$1.79	$0.11	1,527.3%
Adjusted Earnings Per Share	$0.17	$0.09	88.9%	$0.42	$0.30	40.0%
Cash Flows from Operations				$229.7	$160.3	43.3%
Capital Expenditures				$(39.7)	$(53.7)	26.1%
Year-to-Date Free Cash Flow(4)				$181.1	$122.4	48.0%

(1) Income statement numbers are presented on a recast basis to account for the impact of the new revenue recognition accounting standard as if the full retrospective method of adoption had been used. Please refer to the income statement, adjusted EBITDA and adjusted EPS recast reconciliations that accompany this release for further details.

(2) Total revenues less advertising funds revenue.

(3) Adjusted EBITDA divided by adjusted revenues. The definition of adjusted EBITDA has changed in fiscal year 2018 to exclude revenues from our advertising funds that are now included in our total revenues under the new revenue recognition accounting standard.

(4) Cash flows from operations minus capital expenditures and the impact of the advertising funds.

Third Quarter Financial Highlights

Adjusted Revenues

The increase in adjusted revenues resulted primarily from an increase in sales at Company-operated restaurants which were driven by an increase in the number of restaurants in operation and positive same-restaurant sales. Adjusted revenue also benefited from an increase in franchise royalty revenue and fees which were primarily driven by new restaurant development and lower franchise incentives.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation and higher insurance costs, partially offset by pricing actions and lower commodity costs.

General & Administrative Expense

The decrease in general and administrative expense was primarily the result of a lower incentive compensation accrual and lower employee compensation and related expenses as a result of the Company’s G&A savings initiative.

Net Income

The increase in net income resulted primarily from the sale of our stake in Inspire Brands for $450 million (~$353 million, net of tax).

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from a decrease in general & administrative expenses and revenue growth, including net rental income.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from the positive impact of a lower tax rate from net excess tax benefits related to share-based payments and the Tax Cuts and Jobs Act of 2017 as well as an increase in adjusted EBITDA.

Year-to-Date Free Cash Flow

The increase in free cash flow resulted from an increase in cash flows from operations and a decrease in capital expenditures. The increase in cash flows from operations resulted primarily from a favorable change in working capital.

Board of Directors approves $120 million increase in share repurchase authorization; Company now has $249 million remaining for share repurchases

The Board of Directors approved an increase of $120 million to the share repurchase authorization of $100 million from August 2018 when the Company announced the sale of its stake in Inspire Brands. This authorization now totals $220 million and expires on December 27, 2019.

Through October 30, 2018, the Company repurchased 8.5 million shares for $146.2 million at an average price of $17.21 per share under its February 2018 share repurchase authorization. With the increase, the Company now has approximately $249 million remaining on its share repurchase authorizations. Please see below for a summary of our share repurchase authorizations.

Share Repurchase Authorization Summary

(In Millions)

Announced	Expiration Date	Authorization	Utilized	Remaining
February 2018	March 3, 2019	$175.0	$146.2	$28.8
November 2018	December 27, 2019	220.0	0.0	220.0
Total		$395.0	$146.2	$248.8

New Restaurant Development

In the third quarter of 2018, the Company had 37 global restaurant openings, and an increase of 13 net new units. The Company continues to expect 2018 global net new unit growth of approximately 1.5 percent, comprised of approximately 1 percent growth in North America and approximately 10 percent growth in International.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the third quarter, 48 percent of the global system was image activated. This compares to 43 percent image activated at the end of 2017. The Company expects approximately 50 percent of the global system to be image activated by the end of 2018.

Company Restaurant Acquisition

In the third quarter of 2018, the Company acquired 16 restaurants in the Columbus, Ohio market for approximately $21.4 million as part of its ongoing system optimization strategy where it will buy and sell restaurants in an effort to optimize the system. The Company continues to expect its Company-operated restaurant ownership to be approximately 5 percent of the total system.

Franchise Flips

In the third quarter of 2018, the Company facilitated 9 Franchise Flips. The Company will continue to facilitate Franchise Flips to ensure that restaurants are operated by well-capitalized franchisees that are committed to long-term growth. The Company now expects that approximately 130 Franchise Flips will be completed in 2018.

2018 outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as national advertising funds’ revenues and expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net and timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, free cash flow or reported tax rate or a reconciliation of those projected measures.

The amounts shown below reflect the impact of the new revenue recognition accounting standard, certain other income statement reclassifications and the Tax Cuts and Jobs Act of 2017. Aspects of the Tax Cuts and Jobs Act of 2017 could be clarified in the future which could affect elements of the 2018 outlook. For more information regarding the changes related to the new revenue recognition accounting standard and other income statement reclassifications that were made to our prior year financial statements, please reference the publicly available presentation in the supplemental financial information located in the Investors section of the Company’s website at www.wendys.com/investor-relations.

During 2018, the Company now expects:

•	North America same-restaurant sales growth of approximately 1.0 percent.
•	Company-operated restaurant margin of approximately 16.0 to 16.5 percent.
•	General and administrative expense of approximately $190 to $195 million.
•	Adjusted EBITDA of approximately $415 to $420 million, an increase of approximately 6 to 8 percent compared to recast 2017 results.
•	Adjusted EBITDA margin of approximately 33 percent.
•	Depreciation and amortization expense of approximately $128 million.
•	Adjusted tax rate of approximately 18 to 20 percent.
•	Adjusted earnings per share of approximately $0.56 to $0.58, an increase of approximately 44 to 49 percent compared to recast 2017 results.
•	Cash flows from operations of approximately $295 to $310 million.
•	Capital expenditures of approximately $70 to $75 million.
•	Free cash flow of approximately $225 to $235 million, an increase of approximately 34 to 38 percent compared to 2017.

In addition, the Company continues to expect:

•	Commodity inflation of approximately 1 to 2 percent.
•	Labor inflation of approximately 3 to 4 percent.
•	Interest expense of approximately $120 million.

Conference call and webcast scheduled for 9:00 a.m. tomorrow, November 7

The Company will host a conference call on Wednesday, November 7 at 9:00 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.wendys.com/investor-relations. The related presentation materials will also be available on the Investors section Company’s website. The live conference call will be available by telephone at (877) 572-6014 for domestic callers and (281) 913-8524 for international callers. An archived webcast and presentation materials will be available on the Investors section of the Company’s website.

Forward-looking statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the

“Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;
(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, unemployment and decreased consumer spending levels;
(3)	the ability to effectively manage the acquisition and disposition of restaurants;
(4)	cost and availability of capital;
(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;
(6)	the financial condition of the Company’s franchisees;
(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;
(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;
(9)

risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees, including the cybersecurity incident previously announced;

(10)	the effects of negative publicity that can occur from increased use of social media;
(11)	the availability of suitable locations and terms for the development of new restaurants;
(12)	risks associated with the Image Activation program;
(13)	adoption of new, or changes in, laws, regulations or accounting standards (including the new guidance on leases that will become effective for fiscal 2019), policies and practices;
(14)	changes in debt, equity and securities markets;
(15)	goodwill and long-lived asset impairments;
(16)	changes in interest rates;
(17)

the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;

(18)

risks associated with the Company’s debt refinancing, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;

(19)	risks associated with the amount and timing of share repurchases under the share repurchase programs approved by the Board of Directors; and
(20)

other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact.

The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure regarding non-GAAP financial measures

In addition to the GAAP financial measures presented in this release, the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales. Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and adjusted tax rate exclude certain expenses and benefits as detailed in the reconciliation tables that accompany this release. The Company uses these non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, systemwide sales and free cash flow are also used by the Company in establishing performance goals for purposes of executive compensation.

The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure and guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity.    As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus capital expenditures and advertising funds restricted assets and liabilities, as reported under GAAP. Advertising funds restricted assets and liabilities are excluded because they are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under U.S. General Accepted Accounting Principles, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, free cash flow, adjusted tax rate, and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures.

Key business measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales and systemwide sales, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance. Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (NASDAQ: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,600 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended September 30, 2018 and October 1, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2018	2017 (a)	2018	2017 (a)
Revenues:
Sales	$165,323	$158,843	$486,316	$467,914
Franchise royalty revenue and fees	103,212	98,882	308,679	306,120
Franchise rental income	50,474	50,275	152,110	140,127
Advertising funds revenue	81,541	—	245,011	—

	400,550	308,000	1,192,116	914,161

Costs and expenses:
Cost of sales	139,348	133,631	409,721	388,755
Franchise support and other costs	5,349	3,690	18,553	11,122
Franchise rental expense	22,260	24,076	69,829	64,841
Advertising funds expense	81,541	—	245,011	—
General and administrative	46,545	51,716	146,064	153,089
Depreciation and amortization	29,070	31,216	94,649	91,690
System optimization (gains) losses, net	(486)	106	(8)	39,749
Reorganization and realignment costs	941	2,888	6,691	20,768
Impairment of long-lived assets	347	1,041	2,156	1,804
Other operating income, net	(1,713)	(2,021)	(4,643)	(5,828)

	323,202	246,343	988,023	765,990

Operating profit	77,348	61,657	204,093	148,171
Interest expense, net	(29,625)	(29,977)	(89,939)	(87,887)
Loss on early extinguishment of debt	—	—	(11,475)	—
Investment income (loss), net	450,133	(636)	450,432	2,086
Other income, net	1,061	511	2,423	1,022

Income before income taxes	498,917	31,555	555,534	63,392
Provision for income taxes	(107,668)	(17,298)	(114,250)	(28,639)

Net income	$391,249	$14,257	$441,284	$34,753

Net income per share
Basic	$1.65	$.06	$1.85	$.14
Diluted	1.60	.06	1.79	.14

Number of shares used to calculate basic income per share	237,696	243,354	238,872	245,073

Number of shares used to calculate diluted income per share	244,766	251,737	246,446	253,176

(a)

2017 condensed consolidated statements of operations reflect reclassifications to conform to the current year presentation; however, they do not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2018 and December 31, 2017

(In Thousands Except Par Value)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$634,751	$171,447
Restricted cash	29,874	32,633
Accounts and notes receivable, net	100,148	114,390
Inventories	3,335	3,156
Prepaid expenses and other current assets	18,147	20,125
Advertising funds restricted assets	69,835	62,602

Total current assets	856,090	404,353
Properties	1,223,982	1,263,059
Goodwill	749,192	743,334
Other intangible assets	1,303,690	1,321,585
Investments	52,575	56,002
Net investment in direct financing leases	226,149	229,089
Other assets	95,754	79,516

Total assets	$4,507,432	$4,096,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,250	22,750
Current portion of capital lease obligations	8,041	7,422
Accounts payable	24,061	22,764
Income taxes payable	84,623	1,115
Accrued expenses and other current liabilities	120,203	110,509
Advertising funds restricted liabilities	78,925	62,602

Total current liabilities	339,103	227,162
Long-term debt	2,309,460	2,263,688
Capital lease obligations, net of current portion	450,306	460,542
Deferred income taxes	275,312	299,053
Deferred franchise fees	92,522	10,881
Other liabilities	257,411	262,409

Total liabilities	3,724,114	3,523,735
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 238,318 and 240,512 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,883,298	2,885,955
Retained earnings (accumulated deficit)	146,983	(163,289)
Common stock held in treasury, at cost; 232,106 and 229,912 shares, respectively	(2,242,870)	(2,150,307)
Accumulated other comprehensive loss	(51,135)	(46,198)

Total stockholders’ equity	783,318	573,203

Total liabilities and stockholders’ equity	$4,507,432	$4,096,938

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended September 30, 2018 and October 1, 2017

(In Thousands)

(Unaudited)

	Nine Months Ended
	2018	2017
Cash flows from operating activities:
Net income	$441,284	$34,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,649	91,690
Share-based compensation	14,401	16,356
Impairment of long-lived assets	2,156	1,804
Deferred income tax	(1,527)	945
Non-cash rental income, net	(10,868)	(8,348)
Net receipt of deferred vendor incentives	2,689	4,547
System optimization (gains) losses, net	(8)	39,749
Gain on sale of investments, net	(450,000)	(1,807)
Distributions received from TimWen joint venture	9,060	5,524
Equity in earnings in joint ventures, net	(5,810)	(6,113)
Long-term debt-related activities, net	16,860	9,051
Other, net	4,596	2,023
Changes in operating assets and liabilities:
Accounts and notes receivable, net	11,382	(14,193)
Inventories	(82)	(44)
Prepaid expenses and other current assets	2,754	(1,281)
Advertising funds restricted assets and liabilities	8,879	(15,823)
Accounts payable	(559)	(1,557)
Accrued expenses and other current liabilities	89,806	3,039

Net cash provided by operating activities	229,662	160,315

Cash flows from investing activities:
Capital expenditures	(39,717)	(53,711)
Acquisitions	(21,401)	(86,788)
Dispositions	2,863	80,058
Proceeds from sale of investments	450,000	3,282
Notes receivable, net	(283)	(4,174)
Payments for investments	(13)	(375)

Net cash provided by (used in) investing activities	391,449	(61,708)

Cash flows from financing activities:
Proceeds from long-term debt	934,837	22,675
Repayments of long-term debt	(893,039)	(42,966)
Deferred financing costs	(17,340)	(1,069)
Repurchases of common stock	(140,199)	(90,065)
Dividends	(60,786)	(51,464)
Proceeds from stock option exercises	42,299	10,419
Payments related to tax withholding for share-based compensation	(10,464)	(4,484)
Contingent consideration payment	(6,269)	—

Net cash used in financing activities	(150,961)	(156,954)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	470,150	(58,347)
Effect of exchange rate changes on cash	(2,195)	6,910

Net increase (decrease) in cash, cash equivalents and restricted cash	467,955	(51,437)
Cash, cash equivalents and restricted cash at beginning of period	212,824	275,949

Cash, cash equivalents and restricted cash at end of period	$680,779	$224,512

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2018	2017 (a)	2018	2017 (a)

Net income	$391,249	$14,257	$441,284	$34,753
Provision for income taxes	107,668	17,298	114,250	28,639

Income before income taxes	498,917	31,555	555,534	63,392
Other income, net	(1,061)	(511)	(2,423)	(1,022)
Investment (income) loss, net	(450,133)	636	(450,432)	(2,086)
Loss on early extinguishment of debt	—	—	11,475	—
Interest expense, net	29,625	29,977	89,939	87,887

Operating profit	77,348	61,657	204,093	148,171
Plus (less):
Depreciation and amortization	29,070	31,216	94,649	91,690
System optimization (gains) losses, net	(486)	106	(8)	39,749
Reorganization and realignment costs	941	2,888	6,691	20,768
Impairment of long-lived assets	347	1,041	2,156	1,804

Adjusted EBITDA	$107,220	$96,908	$307,581	$302,182

Revenues	$400,550	$308,000	$1,192,116	$914,161
Less:
Advertising funds revenue	(81,541)	—	(245,011)	—

Adjusted revenues	$319,009	$308,000	$947,105	$914,161

Adjusted EBITDA margin	33.6%	31.5%	32.5%	33.1%

(a)

2017 reconciliation of net income to adjusted EBITDA does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2018	2017 (a)	2018	2017 (a)

Net income	$391,249	$14,257	$441,284	$34,753

Plus (less):
Advertising funds revenue	(81,541)	—	(245,011)	—
Advertising funds expense	81,541	—	245,011	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	—	(261)	—	186
System optimization (gains) losses, net	(486)	106	(8)	39,749
Reorganization and realignment costs	941	2,888	6,691	20,768
Impairment of long-lived assets	347	1,041	2,156	1,804
Loss on early extinguishment of debt	—	—	11,475	—
Gain on sale of investment in Inspire Brands	(449,921)	—	(449,921)	—

Total adjustments	(449,119)	3,774	(429,607)	62,507
Income tax impact on adjustments (b)	95,308	4,190	90,336	(15,846)
Tax reform	4,871	—	2,076	—

Total adjustments, net of income taxes	(348,940)	7,964	(337,195)	46,661

Adjusted income	$42,309	$22,221	$104,089	$81,414

Diluted earnings per share	$1.60	$.06	$1.79	$.14
Total adjustments per share, net of income taxes	(1.43)	.03	(1.37)	.18

Adjusted earnings per share	$.17	$.09	$.42	$.32

(a)

2017 reconciliation of net income and diluted earnings per share to adjusted income and adjusted earnings per share does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

(b)

The (benefit from) provision for income taxes on “System optimization (gains) losses, net” was $(1,275) and $5,626 for the three months ended September 30, 2018 and October 1, 2017, respectively, and $(1,321) and ($6,980) for the nine months ended September 30, 2018 and October 1, 2017, respectively. The provision for income taxes on the “Gain on sale of investment in Inspire Brands” was $96,906 for the three and nine months ended September 30, 2018. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.09% and 39.15% for the three months ended September 30, 2018 and October 1, 2017, respectively, and 25.83% and 38.96% for the nine months ended September 30, 2018 and October 1, 2017, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended September 30, 2018 and October 1, 2017

(In Thousands)

(Unaudited)

	Nine Months Ended
	2018	2017
Net cash provided by operating activities	$229,662	$160,315
Less:
Capital expenditures	(39,717)	(53,711)
Advertising funds impact	(8,879)	15,823

Free cash flow	$181,066	$122,427

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Three Month Period Ended October 1, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$158,843	$—	$—	$158,843
Franchise royalty revenue and fees	98,882	670	—	99,552
Franchise rental income	50,275	—	—	50,275
Advertising funds revenue	—	—	82,583	82,583

	308,000	670	82,583	391,253

Costs and expenses:
Cost of sales	133,631	—	—	133,631
Franchise support and other costs	3,690	—	—	3,690
Franchise rental expense	24,076	—	—	24,076
Advertising funds expense	—	—	82,583	82,583
General and administrative	51,716	—	—	51,716
Depreciation and amortization	31,216	—	—	31,216
System optimization losses, net	106	—	—	106
Reorganization and realignment costs	2,888	—	—	2,888
Impairment of long-lived assets	1,041	—	—	1,041
Other operating income, net	(2,021)	—	—	(2,021)

	246,343	—	82,583	328,926

Operating profit	61,657	670	—	62,327
Interest expense, net	(29,977)	—	—	(29,977)
Investment loss, net	(636)	—	—	(636)
Other income, net	511	—	—	511

Income before income taxes	31,555	670	—	32,225
Provision for income taxes	(17,298)	(1,178)	—	(18,476)

Net income	$14,257	$(508)	$—	$13,749

Basic net income per share	$.06	$—	$—	$.06
Diluted net income per share	.06	(.01)	—	.05

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Nine Month Period Ended October 1, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$467,914	$—	$—	$467,914
Franchise royalty revenue and fees	306,120	(10,489)	—	295,631
Franchise rental income	140,127	—	—	140,127
Advertising funds revenue	—	—	243,994	243,994

	914,161	(10,489)	243,994	1,147,666

Costs and expenses:
Cost of sales	388,755	—	—	388,755
Franchise support and other costs	11,122	—	—	11,122
Franchise rental expense	64,841	—	—	64,841
Advertising funds expense	—	—	243,994	243,994
General and administrative	153,089	—	—	153,089
Depreciation and amortization	91,690	—	—	91,690
System optimization losses, net	39,749	—	—	39,749
Reorganization and realignment costs	20,768	—	—	20,768
Impairment of long-lived assets	1,804	—	—	1,804
Other operating income, net	(5,828)	—	—	(5,828)

	765,990	—	243,994	1,009,984

Operating profit	148,171	(10,489)	—	137,682
Interest expense, net	(87,887)	—	—	(87,887)
Investment income, net	2,086	—	—	2,086
Other income, net	1,022	—	—	1,022

Income before income taxes	63,392	(10,489)	—	52,903
Provision for income taxes	(28,639)	4,067	—	(24,572)

Net income	$34,753	$(6,422)	$—	$28,331

Basic net income per share	$.14	$(.02)	$—	$.12
Diluted net income per share	.14	(.03)	—	.11

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income to Recast Adjusted EBITDA (a)

(In Thousands)

(Unaudited)

	Three Months Ended	Nine Months Ended
	2017	2017

Net income	$13,749	$28,331
Provision for income taxes	18,476	24,572

Income before income taxes	32,225	52,903
Other income, net	(511)	(1,022)
Investment loss (income), net	636	(2,086)
Interest expense, net	29,977	87,887

Operating profit	62,327	137,682
Plus (less):
Advertising funds revenue	(82,583)	(243,994)
Advertising funds expense	82,583	243,994
Depreciation and amortization	31,216	91,690
System optimization losses, net	106	39,749
Reorganization and realignment costs	2,888	20,768
Impairment of long-lived assets	1,041	1,804

Adjusted EBITDA	$97,578	$291,693

Revenues	$391,253	$1,147,666
Less:
Advertising funds revenue	(82,583)	(243,994)

Adjusted revenues	$308,670	$903,672

Adjusted EBITDA margin	31.6%	32.3%

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income and Diluted Earnings Per Share to

Recast Adjusted Income and Adjusted Earnings Per Share (a)

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended	Nine Months Ended
	2017	2017

Net income	$13,749	$28,331

Plus (less):
Advertising funds revenue	(82,583)	(243,994)
Advertising funds expense	82,583	243,994
Depreciation of assets that will be replaced as part of the Image Activation initiative	(261)	186
System optimization losses, net	106	39,749
Reorganization and realignment costs	2,888	20,768
Impairment of long-lived assets	1,041	1,804

Total adjustments	3,774	62,507
Income tax impact on adjustments	4,190	(15,846)

Total adjustments, net of income taxes	7,964	46,661

Adjusted income	$21,713	$74,992

Diluted earnings per share	$.05	$.11
Total adjustments per share, net of income taxes	.04	.19

Adjusted earnings per share	$.09	$.30

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income and diluted earnings per share to recast adjusted income and adjusted earnings per share reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.